Exhibit 99.3
The Westaim Corporation
10102 114 Street
Fort Saskatchewan, Alberta
T8L 3W4
Nucryst Pharmaceuticals Corp.
10102 114 Street
Fort Saskatchewan, Alberta
T8L 3W4

Re:	Sale by The Westaim Corporation to Sherritt International Inc. (the “Sale”) of the lands legally described as Lot 49 Block 1 Plan 042 4648; Lot 3 Plan 912 0267; Lot 27 Plan 962 3802; and, Lot 46, Block 1, Plan 032 6168; (the “Lands”) to close on or about April 30, 2007
Fourth Amending Lease Agreement between Westaim and Nucryst Pharmaceuticals Corp. (“Nucryst”) respecting a Memorandum of Lease Agreement dated July 1, 2005 (the “Fourth Amending Lease Agreement”)
AIMS 1 Second Amending Lease Agreement between Westaim and Nucryst respecting a Memorandum of Lease Agreement dated effective December 1st, 2005 (the “Second Amending Lease Agreement”)
The Fourth Amending Lease Agreement and the Second Amending Lease Agreement are collectively referred to herein as the “Amending Agreements”
It is hereby mutually agreed between Westaim and Nucryst that, in order to facilitate the Sale, and subject to the closing thereof:
1.	Westaim agrees to make payment of the sum of $900,000 to Nucryst (the “Payment”) as consideration for Nucryst’s agreement to amend the leases mentioned above in accordance with the terms and provisions of the Amending Agreements in forms agreed to by all of Nucryst, Westaim and Sherritt.

2.	The Amending Agreements shall be executed by both Westaim and Nucryst and delivered to Messrs. Bryan & Company LLP in escrow for the closing of the Sale.

3.	The Amending Agreements shall only become effective upon the closing of the Sale;

4.	Payment shall only be required upon closing of the Sale.

5.	Westaim hereby irrevocably authorizes, orders and directs Bryan & Company LLP to make the Payment from the proceeds of the Sale upon the closing.

6.	This document may be executed in counterparts.
Dated this 27 day of April, 2007.
Yours truly,
The Westaim Corporation
Per: /s/ Brian D. Heck.
Agreed to:
Nucryst Pharmaceuticals Corp.
Per: /s/ Carol L. Amelio